Exhibit 99.1

FOR IMMEDIATE RELEASE

SABRA REPORTS FOURTH QUARTER 2023 RESULTS; INTRODUCES 2024 GUIDANCE

TUSTIN, CA, February 27, 2024 — Sabra Health Care REIT, Inc. (“Sabra,” the “Company” or “we”) (Nasdaq: SBRA) today announced its results of operations for the fourth quarter of 2023.

FOURTH QUARTER 2023 RESULTS AND RECENT EVENTS
•Results per diluted common share for the fourth quarter of 2023 were as follows:
•Net Income: $0.07
•FFO: $0.30
•Normalized FFO: $0.32
•AFFO: $0.32
•Normalized AFFO: $0.33
•EBITDARM Coverage Summary:
•Skilled Nursing/Transitional Care: 1.78x (1.72x excluding Provider Relief Funds)
•Senior Housing - Leased: 1.28x
•Behavioral Health: 1.85x
•Specialty Hospitals & Other: 7.00x
•During the fourth quarter of 2023, Sabra expanded its relationship with Ignite Medical Resorts through the $38.8 million acquisition of two skilled nursing facilities with a cash lease yield of 9.5%.
•On February 1, 2024, Sabra’s Board of Directors declared a quarterly cash dividend of $0.30 per share of common stock. The dividend will be paid on February 29, 2024 to common stockholders of record as of the close of business on February 13, 2024.

2024 GUIDANCE
We are introducing 2024 earnings guidance ranges as follows (attributable to common stockholders, per diluted common share):
•Net Income: $0.53 - $0.57
•FFO: $1.33 - $1.37
•Normalized FFO: $1.34 - $1.38
•AFFO: $1.38 - $1.42
•Normalized AFFO: $1.39 - $1.43

Earnings guidance above assumes no 2024 acquisition or disposition activity.

Commenting on the fourth quarter’s results, Rick Matros, CEO and Chair, said, “We are pleased with the continued progress toward stability and growth that we experienced in the fourth quarter of 2023. Occupancy and rent coverage continued to improve in our skilled nursing and senior housing platforms. We expanded our relationship with Ignite Medical Resorts, an operator who had outstanding success navigating through the pandemic. For the first time since the pandemic, Sabra has introduced full-year guidance as we look forward to a return to earnings growth. Achieving the midpoint of our Normalized FFO per share and Normalized AFFO per share guidance range would represent a year-over-year increase of 5% and 6%, respectively. We want to thank all of our stakeholders for their continued support.”

LIQUIDITY
As of December 31, 2023, we had approximately $946.9 million of liquidity, consisting of unrestricted cash and cash equivalents of $41.3 million and available borrowings of $905.6 million under our revolving credit facility. As of December 31, 2023, we also had $500.0 million available under the ATM program.
CONFERENCE CALL AND COMPANY INFORMATION
A conference call with a simultaneous webcast to discuss the 2023 fourth quarter results will be held on Wednesday, February 28, 2024, at 10:00 am Pacific Time. The webcast URL is  https://events.q4inc.com/attendee/290282806. The dial-in number for U.S. participants is (888) 596-4144. For participants outside the U.S., the dial-in number is (646) 968-2525. The conference ID number is 1382596. A digital replay of the call will be available on the Company’s website at www.sabrahealth.com. The Company’s supplemental information package for the fourth quarter will also be available on the Company’s website in the “Investors” section.
ABOUT SABRA
As of December 31, 2023, Sabra’s investment portfolio included 378 real estate properties held for investment (consisting of (i) 241 Skilled Nursing/Transitional Care facilities, (ii) 43 senior housing communities (“Senior Housing - Leased”), (iii) 61 senior housing communities operated by third-party property managers pursuant to property management agreements (“Senior Housing - Managed”), (iv) 18 Behavioral Health facilities and (v) 15 Specialty Hospitals and Other facilities), 14 investments in loans receivable (consisting of two mortgage loans and 12 other loans), five preferred equity investments and two investments in unconsolidated joint ventures. As of December 31, 2023, Sabra’s real estate properties held for investment included 37,834 beds/units, spread across the United States and Canada.

FORWARD-LOOKING STATEMENTS SAFE HARBOR
This release contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. Any statements that do not relate to historical or current facts or matters are forward-looking statements. These statements may be identified, without limitation, by the use of “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof. Examples of forward-looking statements include all statements regarding our expectations regarding earnings growth; and our other expectations regarding our future financial position (including our earnings guidance for 2024, as well as the assumptions set forth therein), results of operations, cash flows, liquidity, business strategy, growth opportunities, potential investments and dispositions, and plans and objectives for future operations and capital raising activity.
Our actual results may differ materially from those projected or contemplated by our forward-looking statements as a result of various factors, including, among others, the following: increased labor costs and historically low unemployment; increases in market interest rates and inflation; pandemics or epidemics, including COVID-19, and the related impact on our tenants, borrowers and Senior Housing - Managed communities; operational risks with respect to our Senior Housing - Managed communities; competitive conditions in our industry; the loss of key management personnel; uninsured or underinsured losses affecting our properties; potential impairment charges and adjustments related to the accounting of our assets; the potential variability of our reported rental and related revenues as a result of Accounting Standards Update (“ASU”) 2016-02, Leases, as amended by subsequent ASUs; risks associated with our investment in our unconsolidated joint ventures; catastrophic weather and other natural or man-made disasters, the effects of climate change on our properties and a failure to implement sustainable and energy-efficient measures; increased operating costs and competition for our tenants, borrowers and Senior Housing - Managed communities; increased healthcare regulation and enforcement; our tenants’ dependency on reimbursement from governmental and other third-party payor programs; the effect of our tenants, operators or borrowers declaring bankruptcy or becoming insolvent; our ability to find replacement tenants and the impact of unforeseen costs in acquiring new properties; the impact of litigation and rising insurance costs on the business of our tenants; the impact of required regulatory approvals of transfers of healthcare properties; environmental compliance costs and liabilities associated with real estate properties we own; our tenants’, borrowers’ or operators’ failure to adhere to applicable privacy and data security laws, or a material breach of our or our tenants’, borrowers’ or operators’ information technology; our concentration in the healthcare property sector, particularly in skilled nursing/transitional care facilities and senior housing communities, which makes our profitability more vulnerable to a downturn in a specific sector than if we were investing in multiple industries; the significant amount of and our ability to service our indebtedness; covenants in our debt agreements that may restrict our ability to pay dividends, make investments, incur additional indebtedness and refinance indebtedness on favorable terms; adverse changes in our credit ratings; our ability to make dividend distributions at expected levels; our ability to raise capital through equity and debt financings;

changes and uncertainty in macroeconomic conditions and disruptions in the financial markets; risks associated with our ownership of property outside the U.S., including currency fluctuations; the relatively illiquid nature of real estate investments; our ability to maintain our status as a real estate investment trust (“REIT”) under the federal tax laws; compliance with REIT requirements and certain tax and tax regulatory matters related to our status as a REIT; changes in tax laws and regulations affecting REITs; the ownership limits and takeover defenses in our governing documents and under Maryland law, which may restrict change of control or business combination opportunities; and the exclusive forum provisions in our bylaws.
Additional information concerning risks and uncertainties that could affect our business can be found in our filings with the Securities and Exchange Commission (the “SEC”), including in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023. We do not intend, and we undertake no obligation, to update any forward-looking information to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events, unless required by law to do so.
TENANT AND BORROWER INFORMATION
This release includes information regarding certain of our tenants that lease properties from us and our borrowers, most of which are not subject to SEC reporting requirements. The information related to our tenants and borrowers that is provided in this release has been provided by, or derived from information provided by, such tenants and borrowers. We have not independently verified this information. We have no reason to believe that such information is inaccurate in any material respect. We are providing this data for informational purposes only.
NOTE REGARDING NON-GAAP FINANCIAL MEASURES
This release includes the following financial measures defined as non-GAAP financial measures by the SEC: funds from operations (“FFO”), Normalized FFO, Adjusted FFO (“AFFO”), Normalized AFFO, FFO per diluted common share, Normalized FFO per diluted common share, AFFO per diluted common share and Normalized AFFO per diluted common share. These measures may be different than non-GAAP financial measures used by other companies, and the presentation of these measures is not intended to be considered in isolation or as a substitute for financial information prepared and presented in accordance with U.S. generally accepted accounting principles. An explanation of these non-GAAP financial measures is included under “Reporting Definitions” in this release, and reconciliations of these non-GAAP financial measures to the GAAP financial measures we consider most comparable are included on the Investors section of our website at https://ir.sabrahealth.com/investors/financials/quarterly-results.
CONTACT
Investor & Media Inquiries: (888) 393-8248 or investorinquiries@sabrahealth.com

SABRA HEALTH CARE REIT, INC.
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(dollars in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenues:
Rental and related revenues (1)	$93,037	$103,318	$376,266	$400,586
Resident fees and services	61,256	52,699	236,153	186,672
Interest and other income	9,104	8,968	35,095	37,553

Total revenues	163,397	164,985	647,514	624,811

Expenses:
Depreciation and amortization	42,876	49,927	183,087	187,782
Interest	27,940	27,898	112,964	105,471
Triple-net portfolio operating expenses	4,689	4,640	17,932	19,623
Senior housing - managed portfolio operating expenses	45,189	39,155	177,313	142,990
General and administrative	16,679	10,853	47,472	39,574
(Recovery of) provision for loan losses and other reserves	(358)	153	191	141
Impairment of real estate	7,268	21,440	14,332	94,042

Total expenses	144,283	154,066	553,291	589,623

Other (expense) income:
Loss on extinguishment of debt	—	—	(1,541)	(411)
Other income (expense)	28	4	2,598	(1,097)
Net loss on sales of real estate	(732)	(7,430)	(76,625)	(12,011)

Total other expense	(704)	(7,426)	(75,568)	(13,519)

Income before loss from unconsolidated joint ventures and income tax expense	18,410	3,493	18,655	21,669

Loss from unconsolidated joint ventures	(761)	(88,317)	(2,897)	(98,032)
Income tax expense	(493)	(124)	(2,002)	(1,242)

Net income (loss)	$17,156	$(84,948)	$13,756	$(77,605)

Net income (loss), per:

Basic common share	$0.07	$(0.37)	$0.06	$(0.34)

Diluted common share	$0.07	$(0.37)	$0.06	$(0.34)

Weighted average number of common shares outstanding, basic	231,224,840	230,986,260	231,203,391	230,947,895

Weighted average number of common shares outstanding, diluted	233,200,180	230,986,260	232,792,778	230,947,895

(1)    See page 5 for additional details regarding Rental and related revenues.

SABRA HEALTH CARE REIT, INC.
CONSOLIDATED STATEMENTS OF INCOME (LOSS) - SUPPLEMENTAL INFORMATION
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Cash rental income	$87,233	$96,501	$352,277	$385,033
Straight-line rental income	1,693	1,219	5,392	8,261
Straight-line rental income receivable write-offs	(1,004)	—	(2,514)	(17,068)
Above/below market lease amortization	1,229	1,569	5,821	6,299
Above/below market lease intangible write-offs	—	—	—	326
Operating expense recoveries	3,886	4,029	15,290	17,735

Rental and related revenues	$93,037	$103,318	$376,266	$400,586

SABRA HEALTH CARE REIT, INC.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)

	December 31, 2023	December 31, 2022
Assets
Real estate investments, net of accumulated depreciation of $1,021,086 and $913,345 as of December 31, 2023 and December 31, 2022, respectively	$4,617,261	$4,959,343
Loans receivable and other investments, net	420,624	411,396
Investment in unconsolidated joint ventures	136,843	134,962
Cash and cash equivalents	41,285	49,308
Restricted cash	5,434	4,624
Lease intangible assets, net	30,897	40,131
Accounts receivable, prepaid expenses and other assets, net	133,806	147,908
Total assets	$5,386,150	$5,747,672

Liabilities
Secured debt, net	$47,301	$49,232
Revolving credit facility	94,429	196,982
Term loans, net	537,120	526,129
Senior unsecured notes, net	1,735,253	1,734,431
Accounts payable and accrued liabilities	136,981	142,259
Lease intangible liabilities, net	32,532	42,244
Total liabilities	2,583,616	2,691,277

Equity
Preferred stock, $0.01 par value; 10,000,000 shares authorized, zero shares issued and outstanding as of December 31, 2023 and December 31, 2022	—	—
Common stock, $0.01 par value; 500,000,000 shares authorized, 231,266,020 and 231,009,295 shares issued and outstanding as of December 31, 2023 and December 31, 2022, respectively	2,313	2,310
Additional paid-in capital	4,494,755	4,486,967
Cumulative distributions in excess of net income	(1,718,279)	(1,451,945)
Accumulated other comprehensive income	23,745	19,063
Total equity	2,802,534	3,056,395
Total liabilities and equity	$5,386,150	$5,747,672

SABRA HEALTH CARE REIT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2023	2022
Cash flows from operating activities:
Net income (loss)	$13,756	$(77,605)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	183,087	187,782
Non-cash rental and related revenues	(8,699)	2,183
Non-cash interest income	(372)	(2,285)
Non-cash interest expense	12,265	11,094
Stock-based compensation expense	7,917	7,453
Loss on extinguishment of debt	1,541	411
Provision for loan losses and other reserves	191	141
Net loss on sales of real estate	76,625	12,011
Impairment of real estate	14,332	94,042
Other-than-temporary impairment of unconsolidated joint ventures	—	57,778
Loss from unconsolidated joint ventures	2,897	40,254
Distributions of earnings from unconsolidated joint ventures	3,469	—
Other non-cash items	(3,704)	2,167
Changes in operating assets and liabilities:
Accounts receivable, prepaid expenses and other assets, net	(11,078)	(6,443)
Accounts payable and accrued liabilities	8,344	(13,250)
Net cash provided by operating activities	300,571	315,733
Cash flows from investing activities:
Acquisition of real estate	(78,530)	(92,204)
Origination and fundings of loans receivable	(11,418)	(23,812)
Origination and fundings of preferred equity investments	(11,023)	(8,021)
Additions to real estate	(84,855)	(54,473)
Escrow deposits for potential investments	—	(780)
Repayments of loans receivable	9,274	5,272
Repayments of preferred equity investments	5,460	5,376
Investment in unconsolidated joint ventures	(5,235)	(142,910)
Net proceeds from the sales of real estate	247,622	87,304
Net proceeds from sales-type lease	25,490	—
Deposits for potential sale of real estate	—	8,000
Insurance proceeds	5,801	—
Distributions in excess of earnings from unconsolidated joint ventures	544	—
Net cash provided by (used in) investing activities	103,130	(216,248)
Cash flows from financing activities:
Net (repayments of) borrowings from revolving credit facility	(104,338)	204,046
Proceeds from term loans	12,188	—
Principal payments on term loans	—	(63,750)
Principal payments on secured debt	(1,979)	(17,516)
Payments of deferred financing costs	(18,142)	(20)
Payment of contingent consideration	(17,900)	(2,500)
Issuance of common stock, net	(2,682)	(4,810)
Dividends paid on common stock	(277,447)	(277,157)
Net cash used in financing activities	(410,300)	(161,707)
Net decrease in cash, cash equivalents and restricted cash	(6,599)	(62,222)
Effect of foreign currency translation on cash, cash equivalents and restricted cash	(614)	268
Cash, cash equivalents and restricted cash, beginning of period	53,932	115,886
Cash, cash equivalents and restricted cash, end of period	$46,719	$53,932

SABRA HEALTH CARE REIT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
(in thousands)

	Year Ended December 31,
	2023	2022
Supplemental disclosure of cash flow information:
Interest paid	$102,409	$97,723
Income taxes paid	$1,670	$1,657
Supplemental disclosure of non-cash investing activities:
Decrease in loans receivable and other investments due to acquisition of real estate	$4,644	$14,311

SABRA HEALTH CARE REIT, INC.
FUNDS FROM OPERATIONS (FFO), NORMALIZED FFO,
ADJUSTED FUNDS FROM OPERATIONS (AFFO) AND NORMALIZED AFFO
(dollars in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net income (loss)	$17,156	$(84,948)	$13,756	$(77,605)
Add:
Depreciation and amortization of real estate assets	42,876	49,927	183,087	187,782
Depreciation, amortization and impairment of real estate assets related to unconsolidated joint ventures	2,192	6,239	8,697	22,095
Net loss on sales of real estate	732	7,430	76,625	12,011
Net gain on sales of real estate related to unconsolidated joint ventures	—	—	—	(220)
Impairment of real estate	7,268	21,440	14,332	94,042
Other-than-temporary impairment of unconsolidated joint ventures	—	57,778	—	57,778
FFO	$70,224	$57,866	$296,497	$295,883
Write-offs of cash and straight-line rental income receivable and lease intangibles	1,030	—	2,519	15,831
Lease termination income	—	(139)	—	(2,477)
Loss on extinguishment of debt	—	—	1,541	411
(Recovery of) provision for loan losses and other reserves	(358)	153	191	141
Deferred tax valuation allowance related to unconsolidated joint ventures	—	19,613	—	19,613
Support payments paid to joint venture manager (1)	—	6,370	—	12,250
Other normalizing items (2)	4,551	842	1,546	3,428
Normalized FFO	$75,447	$84,705	$302,294	$345,080
FFO	$70,224	$57,866	$296,497	$295,883
Stock-based compensation expense	2,449	2,086	7,917	7,453
Non-cash rental and related revenues	(1,918)	(2,787)	(8,699)	2,183
Non-cash interest income	8	(602)	(372)	(2,285)
Non-cash interest expense	3,086	2,794	12,265	11,094
Non-cash portion of loss on extinguishment of debt	—	—	1,541	411
(Recovery of) provision for loan losses and other reserves	(358)	153	191	141
Deferred tax valuation allowance related to unconsolidated joint ventures	—	19,613	—	19,613
Other adjustments related to unconsolidated joint ventures	131	(1,099)	502	(5,155)
Other adjustments (3)	141	44	365	2,474
AFFO	$73,763	$78,068	$310,207	$331,812
Cash portion of lease termination income	—	(139)	—	(2,477)
Write-off of cash rental income	—	—	—	71
Support payments paid to joint venture manager (1)	—	6,370	—	12,250
Other normalizing items (2)	4,536	827	1,485	1,077
Normalized AFFO	$78,299	$85,126	$311,692	$342,733
Amounts per diluted common share:
Net income (loss)	$0.07	$(0.37)	$0.06	$(0.34)
FFO	$0.30	$0.25	$1.27	$1.28
Normalized FFO	$0.32	$0.37	$1.30	$1.49
AFFO	$0.32	$0.34	$1.33	$1.43
Normalized AFFO	$0.33	$0.37	$1.33	$1.47
Weighted average number of common shares outstanding, diluted:
Net income (loss)	233,200,180	230,986,260	232,792,778	230,947,895
FFO and Normalized FFO	233,200,180	232,059,703	232,792,778	231,851,542
AFFO and Normalized AFFO	234,021,772	232,868,137	233,883,279	232,784,543
(1)    Funding for support payments did not require capital contributions from Sabra but rather were funded with proceeds received by our Enlivant unconsolidated joint venture from TPG for the issuance of senior preferred interests.
(2)    Other normalizing items for FFO and AFFO for the three months ended December 31, 2023 include a $3.8 million catch-up adjustment related to changes in performance-based assumptions on management's compensation. Other normalizing items for FFO and AFFO for the year ended December 31, 2023 include $3.7 million of gain on insurance proceeds and $1.6 million of transition expenses related to the transition of 14 Senior Housing - Managed communities to new operators. Other normalizing items for FFO for the year ended December 31, 2022 include $2.2 million of foreign currency transaction loss related to our Canadian borrowings. In addition, other normalizing items for FFO and AFFO include triple-net operating expenses, net of recoveries and certain adjustments for amounts recorded in the current period that relate to a prior period.
(3)    Other adjustments for the year ended December 31, 2022 includes $2.2 million of foreign currency transaction loss related to our Canadian borrowings.

REPORTING DEFINITIONS
Behavioral Health
Includes behavioral hospitals that provide inpatient and outpatient care for patients with mental health conditions, chemical dependence or substance addictions and addiction treatment centers that provide treatment services for chemical dependence and substance addictions, which may include inpatient care, outpatient care, medical detoxification, therapy and counseling.

EBITDARM
Earnings before interest, taxes, depreciation, amortization, rent and management fees (“EBITDARM”) for a particular facility accruing to the operator/tenant of the property (not the Company), for the period presented. The Company uses EBITDARM in determining EBITDARM Coverage. EBITDARM has limitations as an analytical tool. EBITDARM does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, EBITDARM does not represent a property’s net income or cash flows from operations and should not be considered an alternative to those indicators. The Company utilizes EBITDARM to evaluate the core operations of the properties by eliminating management fees, which may vary by operator/tenant and operating structure, and as a supplemental measure of the ability of the Company’s operators/tenants and relevant guarantors to generate sufficient liquidity to meet related obligations to the Company.

EBITDARM Coverage
Represents the ratio of EBITDARM to cash rent for owned facilities (excluding Senior Housing - Managed communities) for the period presented. EBITDARM Coverage is a supplemental measure of a property’s ability to generate cash flows for the operator/tenant (not the Company) to meet the operator’s/tenant’s related cash rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDARM. EBITDARM Coverage includes only Stabilized Facilities and excludes facilities for which data is not available or meaningful.

Funds From Operations (“FFO”) and Adjusted Funds from Operations (“AFFO”)*
The Company believes that net income as defined by GAAP is the most appropriate earnings measure. The Company also believes that funds from operations, or FFO, as defined in accordance with the definition used by the National Association of Real Estate Investment Trusts (“Nareit”), and adjusted funds from operations, or AFFO (and related per share amounts) are important non-GAAP supplemental measures of the Company’s operating performance. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. Thus, Nareit created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP. FFO is defined as net income, computed in accordance with GAAP, excluding gains or losses from real estate dispositions and the Company’s share of gains or losses from real estate dispositions related to its unconsolidated joint ventures, plus real estate depreciation and amortization, net of amounts related to noncontrolling interests, plus the Company’s share of depreciation and amortization related to its unconsolidated joint ventures, and real estate impairment charges of both consolidated and unconsolidated entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. AFFO is defined as FFO excluding merger and acquisition costs, stock-based compensation expense, non-cash rental and related revenues, non-cash interest income, non-cash interest expense, non-cash portion of loss on extinguishment of debt, provision for loan losses and other reserves, non-cash lease termination income and deferred income taxes, as well as other non-cash revenue and expense items (including ineffectiveness gain/loss on derivative instruments, and non-cash revenue and expense amounts related to noncontrolling interests) and the Company’s share of non-cash adjustments related to its unconsolidated joint ventures. The Company believes that the use of FFO and AFFO (and the related per share amounts), combined with the required GAAP presentations, improves the understanding of the Company’s operating results among investors and makes comparisons of operating results among real estate investment trusts more meaningful. The Company considers FFO and AFFO to be useful measures for reviewing comparative operating and financial performance because, by excluding the applicable items listed above, FFO and AFFO can help investors compare the operating performance of the Company between periods or as compared to other companies. While FFO and AFFO are relevant and widely used measures of operating performance of real estate investment trusts, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO and AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO and AFFO may not be comparable to FFO

REPORTING DEFINITIONS
and AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current Nareit definition or that interpret the current Nareit definition or define AFFO differently than the Company does.

Normalized FFO and Normalized AFFO*
Normalized FFO and Normalized AFFO represent FFO and AFFO, respectively, adjusted for certain income and expense items that the Company does not believe are indicative of its ongoing operating results. The Company considers Normalized FFO and Normalized AFFO to be useful measures to evaluate the Company’s operating results excluding these income and expense items to help investors compare the operating performance of the Company between periods or as compared to other companies. Normalized FFO and Normalized AFFO do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. Normalized FFO and Normalized AFFO also do not consider the costs associated with capital expenditures related to the Company’s real estate assets nor do they purport to be indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of Normalized FFO and Normalized AFFO may not be comparable to Normalized FFO and Normalized AFFO reported by other real estate investment trusts that do not define FFO in accordance with the current Nareit definition or that interpret the current Nareit definition or define FFO and AFFO or Normalized FFO and Normalized AFFO differently than the Company does.

Senior Housing
Senior Housing communities include independent living, assisted living, continuing care retirement and memory care communities.

Senior Housing - Managed
Senior Housing communities operated by third-party property managers pursuant to property management agreements.

Skilled Nursing/Transitional Care
Skilled Nursing/Transitional Care facilities include skilled nursing, transitional care, multi-license designation and mental health facilities.

Specialty Hospitals and Other
Includes acute care, long-term acute care and rehabilitation hospitals, facilities that provide residential services, which may include assistance with activities of daily living, and other facilities not classified as Skilled Nursing/Transitional Care, Senior Housing or Behavioral Health.

Stabilized Facility
At the time of acquisition, the Company classifies each facility as either stabilized or non-stabilized. In addition, the Company may classify a facility as non-stabilized after acquisition. Circumstances that could result in a facility being classified as non-stabilized include newly completed developments, facilities undergoing major renovations or additions, facilities being repositioned or transitioned to new operators, and significant transitions within the tenants’ business model. Such facilities are typically reclassified to stabilized upon the earlier of maintaining consistent performance or 24 months after the date of classification as non-stabilized. Stabilized Facilities generally exclude (i) facilities held for sale, (ii) strategic disposition candidates, (iii) facilities being transitioned to a new operator, (iv) facilities being transitioned from being leased by the Company to being operated by the Company and (v) leased facilities acquired during the three months preceding the period presented.

*Non-GAAP Financial Measures
Reconciliations, definitions and important discussions regarding the usefulness and limitations of the Non-GAAP Financial Measures used in this release can be found at https://ir.sabrahealth.com/investors/financials/quarterly-results.